United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2018

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 18, 2018, IsoRay, Inc. (“IsoRay” or the “Company”) held its Fiscal 2019 Annual Meeting of Shareholders (“Annual Meeting”), where three proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on November 9, 2018. Of the 67,390,212 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 59,278,277 common and preferred shares (or 87.96%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The shareholders elected four directors to the board of directors to serve until the fiscal 2020 annual meeting of shareholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Lori A. Woods	32,094,560	3,248,211	23,935,506

Philip J. Vitale, M.D	32,522,273	2,820,498	23,935,506

Michael W. McCormick	32,253,109	3,089,662	23,935,506

Alan Hoffmann	32,263,767	3,079,004	23,935,506

Proposal 2. The shareholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2019. The votes on this proposal were:

For	Against	Abstain
56,136,209	1,350,576	1,791,492

Proposal 3. The shareholders approved the proposal to reincorporate the Company from Minnesota to Delaware. The votes on this proposal were:

Shares of Common Stock For	Shares of Common Stock Against	Shares of Common Stock Abstain	Shares of Common Stock Broker Non-Votes
34,238,883	753,207	315,312	23,935,506

Shares of Series B Preferred Stock For	Shares of Series B Preferred Against	Shares of Series B Preferred Abstain	Shares of Series B Preferred Broker Non-Votes
35,369	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018

IsoRay, Inc., a Minnesota corporation

By:	/s/ Lori A. Woods
Lori A. Woods, CEO